Exhibit 3.212

STATE OF DELAWARE
 CERTIFICATE OF CONVERSION
 FROM A LIMITED PARTNERSHIP TO A
 LIMITED LIABILITY COMPANY PURSUANT TO
 SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Limited Partnership first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the Limited Partnership first formed is 03/29/1995.

4.)	The name of the Limited Partnership immediately prior to filing this Certificate Is Sprint Spectrum Holding Company, L.P.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Sprint Spectrum Holding Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of June, A.D. 2016.

By:	/s/ Timothy O’Grady
Authorized Person

Name:	Timothy O’Grady, Vice President
Print or Type

 STATE of DELAWARE
 LIMITED LIABILITY COMPANY
 CERTIFICATE of FORMATION

First:  The name of the limited liability company is Sprint Spectrum Holding Company, LLC.

Second:  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, Zip code 19808.  The name of its Registered agent at such address is Corporation Service Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 17th day of June, 2016.

By:	/s/ Timothy O’Grady
Authorized Person

Name:	Timothy O’Grady, Vice President